Yuma Energy, Inc.

2014 LONG-TERM INCENTIVE PLAN

NOTICE OF STOCK APPRECIATION RIGHTS AWARD

Participant:		(the “Participant”)

Notice:
You have been granted the following award of stock appreciation rights of Yuma Energy, Inc., a Delaware corporation (the “Company”), in accordance with the terms of this Notice of Stock Appreciation Rights Award (this “Notice”), the Yuma Energy, Inc. 2014 Long-Term Incentive Plan, as assumed by the Company in October 2016, as in effect and as amended from time to time (the “Plan”), and the attached Stock Appreciation Rights Agreement (the “Agreement”).

Date of Grant:		(the “Date of Grant”)

Number of Stock Appreciation Rights:		(the “SARs”)

Exercise Price:		(the “Exercise Price”)

Expiration Date:	The seventh anniversary of the Date of Grant (the “Expiration Date”)

Vesting Schedule:	Number of SARs	Vesting Date (each, a “Vesting Date”)

The vesting of the SARs is subject to your continued service as an employee of the Company or any of its subsidiaries through such Vesting Date, and upon the terms of this Notice, the Plan and the Agreement.

You, by your signature as the Participant below, acknowledge that you (i) have reviewed the Agreement and the Plan in their entirety and have had the opportunity to obtain the advice of counsel prior to executing this Notice, (ii) understand that the award of the SARs is granted under and governed by the terms and provisions of this Notice, the Agreement and the Plan, and (iii) agree to accept as binding all of the determinations and interpretations made by the Compensation Committee of the Board of Directors of the Company with respect to matters arising under or relating to this Notice, the Agreement and the Plan.

	PARTICIPANT		YUMA ENERGY, INC.

By:		By:
Name:		Name:
Title:

YUMA ENERGY, INC.

STOCK APPRECIATION RIGHTS AGREEMENT

1. Award of Stock Appreciation Rights.  Yuma Energy, Inc., a Delaware corporation (the “Company”), hereby grants to the Participant under the Yuma Energy, Inc. 2014 Long-Term Incentive Plan, as in effect and as amended from time to time (the “Plan”), an award (the “Award”) of the number of stock appreciation rights (the “SARs”) set forth in the Notice of Stock Appreciation Rights Award (the “Notice”) attached to this Stock Appreciation Rights Agreement (this “Agreement”). This Agreement consists of the Notice and the terms and conditions of the Plan. Unless otherwise provided herein, capitalized terms herein will have the same meanings as in the Plan or in the Notice.

2. Vesting.

(a) Vesting of the SARs. Except as otherwise provided in this Agreement or the Plan, the SARs awarded by this Agreement are scheduled to vest and be exercisable in accordance with the vesting schedule (the “Vesting Schedule”) set forth in the Notice; provided, however, no SARs shall vest after the Expiration Date. The SARs scheduled to vest on a Vesting Date will vest only if the Participant remains in continued service as an employee of the Company or any of its subsidiaries through such Vesting Date. Should the Participant’s continued service as an employee of the Company or any of its subsidiaries end (“Termination of Service”) at any time (the “Termination Date”), any unvested SARs will be immediately terminated and forfeited. However, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company may, in its discretion, vest any unvested SARs upon the Participant’s Termination of Service.

(b) Change of Control Event. If there is a Change of Control Event, any unvested SARs shall not vest immediately and shall remain outstanding and continue subject to restrictions in accordance with the terms hereof, unless one of the following things happens:

(i) the Committee, in its sole discretion, without the consent of the Participant or holder of this Award, and on such terms and conditions as it deems appropriate, may take any one or more of the actions or make the adjustments set forth in Section 12.2 of the Plan in connection with such Change in Control Event; and

(ii) unless the terms contained in any employment agreement between the Participant and the Company provide otherwise, if the Participant incurs a Termination of Service within a period beginning sixty (60) days before and ending twelve (12) months following a Change of Control Event on account of (1) a termination by the Company or any of its subsidiaries for any reason other than Cause, or (2) a termination by the Participant for Good Reason, then any unvested SARs shall vest on the Termination Date.

For purposes of this Agreement, the following definitions apply:

“Good Reason” means without the Participant’s written consent (A) a material reduction in the Participant’s authority, duties or responsibilities compared to the Participant’s authority, duties and responsibilities immediately prior to the Change of Control Event; (B) the Participant’s principal work location being moved more than thirty-five (35) miles, from the location immediately prior to the Change of Control Event; (C) the Company or any of its subsidiaries materially reduces the Participant’s base salary (unless the base salaries of substantially all other senior executives of the Company are similarly reduced); or (D) if the Participant is a party to an employment agreement with the Company, any material breach of such employment agreement by the Company.  The Participant will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and the Company must have an opportunity within thirty (30) days following delivery of such notice to cure the Good Reason condition.

“Cause” means (A) the Participant’s failure to perform (other than due to Disability or death) the duties of the Participant’s position (as they may exist from time to time) to the reasonable satisfaction of the Company or any of its subsidiaries after receipt of a written warning and at least fifteen (15) days’ opportunity for the Participant to cure the failure, (B) any act of fraud or dishonesty committed by the Participant against or with respect to the Company or any of its subsidiaries or customers as shall be reasonably determined to have occurred by the Board, (C) the Participant’s conviction or plea of no contest to a crime that negatively reflects on the Participant’s fitness to perform the Participant’s duties or harms the Company’s or any of its subsidiaries’ reputation or business, (D) the Participant’s willful misconduct that is injurious to the Company or any of its subsidiaries, or (E) the Participant’s willful violation of a material Company or any of its subsidiaries policy. The preceding definition shall not be deemed to be inclusive of all the acts or omissions that the Company or any of its subsidiaries may consider as grounds for the dismissal or discharge of the Participant or any other individual in the service of the Company or any of its subsidiaries.  Notwithstanding the foregoing, if the Participant is a party to an employment agreement with the Company, the definition of “cause” as defined in the employment agreement will supersede the above definition.

3. Exercise of the SARs.

(a) When to Exercise. Except as otherwise provided in the Plan or this Agreement, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) may exercise his or her vested SARs, in whole or in part, at any time after vesting and until the Expiration Date or earlier termination pursuant to Section 4 hereof, by following the procedures set forth in this Section 3. If partially exercised, the Participant may exercise the remaining unexercised portion of the SARs at any time after vesting and until the Expiration Date or earlier termination pursuant to Section 4 hereof. No SARs shall be exercisable after the Expiration Date.

(b) Election to Exercise. To exercise the SARs, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver the Exercise Notice (attached hereto as Exhibit A) to the Corporate Secretary of the Company which sets forth the number of SARs being exercised, together with any additional documents as the Company may require. Each such notice must satisfy whatever then-current procedures apply to the SARs and must contain such representations as the Company requires.

(c) Documentation of Right to Exercise. If someone other than the Participant exercises the SARs, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the SARs.

(d) Date of Exercise. The SARs shall be deemed to be exercised on the third (3rd) business day after the Company receives a fully executed Exercise Notice. If the notice is received after business hours, then the notice shall be deemed to be received by the Company on the following business day.

(e) Receipt of Cash Upon Exercise. Upon exercise of the SARs, the Company shall deliver to the Participant cash equal in value to (i) the excess, if any, of (x) the Fair Market Value of one share of Common Stock as of the date of exercise over (y) the Exercise Price, multiplied by (ii) the number of SARs with respect to which this Award is being exercised. The Company shall deliver such cash as soon as practicable following the exercise, subject to any withholding taxes that may be due as a result of the exercise of the SARs as set forth in Section 5.

4.
Termination of the Award.

(a) Termination for Reasons Other Than Cause, Death, Disability. If the Participant’s continued service as an employee of the Company or any of its subsidiaries ends for any reason other than Cause, death or Disability, the Participant may exercise the vested SARs, but only within such period of time ending on the earlier of (i) the date three (3) months following the Participant’s Termination Date and (ii) the Expiration Date.

(b) Termination Due to Disability. If the Participant’s continued service as an employee of the Company or any of its subsidiaries ends as a result of the Participant’s Disability, the Participant may exercise the vested SARs, but only within such period of time ending on the earlier of (i) the date twelve (12) months following the Participant’s Termination Date and (ii) the Expiration Date.

(c) Termination Due to Death. If the Participant’s continued service as an employee of the Company or any of its subsidiaries ends as a result of the Participant’s death, the vested SARs may be exercised by the Participant’s estate, by a person who acquired the right to exercise the SARs by bequest or inheritance or by the person designated to exercise the SARs upon the Participant’s death, but only within the time period ending on the earlier of (i) the date twelve (12) months following the Participant’s Termination Date and (ii) the Expiration Date.

(d) Termination for Cause. If the Participant’s continued service as an employee of the Company or any of its subsidiaries ends for Cause, the SARs (whether vested or unvested) shall immediately terminate and cease to be exercisable.

5.
Taxes.

(a)  Tax Liability.  The Participant is ultimately liable and responsible for all taxes owed by the Participant in connection with this Award, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with this Award. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of this Award or the subsequent exercise of the SARs. The Company does not commit and is under no obligation to structure this Award to reduce or eliminate the Participant’s tax liability.

(b) Payment of Withholding Taxes.   In the event required by federal, state or local law, the Company will have the right and is hereby authorized to withhold, and/or to require the Participant to pay upon the occurrence of the event triggering the requirement, any applicable withholding taxes in respect of the SARs, their grant, vesting, exercise or otherwise and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. The Participant hereby authorizes the Company to satisfy such tax withholding obligation, in whole or in part (without limitation) by deducting all applicable federal, state and local tax withholding with respect to exercise of the SARs from (i) the Participant’s wages or other cash compensation payable to the Participant by the Company and/or (ii) from any cash payment(s) due upon exercise of the SAR, as determined by the Company in its sole discretion. The Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to inadequate withholding. The Company shall withhold from any dividends paid during the vesting period only the amounts the Company is required to withhold to satisfy any applicable tax withholding requirements with respect to such dividends based on minimum statutory withholding rates for federal and state tax purposes, including any payroll taxes.

YOU FURTHER ACKNOWLEDGE THAT THE COMPANY HAS DIRECTED YOU TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THE INCOME TAX LAWS OF ANY MUNICIPALITY OR STATE IN WHICH YOU MAY RESIDE.

6. No Effect on Employment. Nothing contained in this Agreement shall confer upon the Participant the right to continue as an employee of the Company or any of its subsidiaries.

7. No Rights as Stockholder. The Participant is not be entitled to any rights of a stockholder with respect to the SARs (including the right to vote the shares of Common Stock underlying the SARs and the right to receive dividends).

8. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, Attn: Corporate Secretary, at the Company’s headquarters, 1177 West Loop South, Suite 1825, Houston, Texas 77027, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Participant will be addressed to such Participant at the address maintained by the Company for such person or at such other address as the Participant may specify in writing to the Company.

9. Award is Not Transferable. This Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void.

10. Binding Agreement. This Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

11. Committee Authority. All actions taken and all interpretations and determinations made by the Committee will be final and binding upon the Participant, the Company and all other persons, and will be given the maximum deference permitted by law. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement.

12. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

13. Provisions Severable. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

14. Entire Agreement. This Agreement, including the Notice, and the Plan constitute the entire understanding of the parties relating to the subjects covered herein. The Participant expressly warrants that he or she is not executing the Notice in reliance on any promises, representations or inducements other than those contained herein and in the Plan.

15. Modifications to this Agreement. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless made in writing signed by the Participant and a duly authorized officer of the Company. All modifications of or amendments to this Agreement must either (a) comply with Section 409A of the Code or (b) not cause this Award to be subject to Section 409A of the Code if this Award is not already subject to Section 409A of the Code.

16. Amendment, Suspension or Termination of the Plan. By accepting this Award, the Participant expressly warrants that he or she has received an award under the Plan, and has received, read and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

17. Recoupment Policy. Notwithstanding the vesting terms of this Agreement, this Award is subject to any compensatory recovery (clawback) policy in effect at the time of each Vesting Date.

18. Governing Law; Dispute Resolution.

(a) This Agreement will be governed by, and construed in accordance with, the laws of the State of Texas, without regard to its conflict of law provisions.

(b) Any dispute arising out of, or relating to this Agreement or any breach hereof, shall be resolved by binding arbitration in Harris County, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment on the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. The location of such arbitration in Harris County, Texas, shall be selected by the Company in its sole and absolute discretion. All costs and expenses, including attorneys’ fees, relating to the resolution of any such dispute shall be borne by the party incurring such costs and expenses.

19. Data Protection. By accepting this Award, the Participant agrees and consents:

(a) to the collection, use, processing and transfer by the Company of certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, other employee information, details of the SARs granted to the Participant, and of the payment of cash to the Participant pursuant to this Agreement (“Data”); and

(b) to the Company transferring Data to any subsidiary or affiliate of the Company for the purposes of implementing, administering and managing this Agreement; and

(c) to the use of such Data by any person for such purposes; and

(d) to the transfer to and retention of such Data by third parties in connection with such purposes.

20. Plan Governs. Except where explicitly stated in this Agreement, this Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern, unless the Committee shall determine otherwise.

21. Adjustments. In the event of a stock split, a stock dividend or a similar change in the Common Stock, the number of SARs covered by this Award and the Exercise Price may be adjusted pursuant to the Plan.

22. Participant Acknowledgements. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice and fully understands all provisions of this Agreement, including the Notice, and the Plan.

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE SARS WILL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE PARTICIPANT’S CONTINUED SERVICE AS AN EMPLOYEE OF THE COMPANY OR ANY OF ITS SUBSIDIARIES (NOT THROUGH THE ACT OF BEING GRANTED THIS AWARD). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THE NOTICE, THIS AGREEMENT NOR THE PLAN WILL CONFER UPON THE PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF THE PARTICIPANT’S SERVICE AS AN EMPLOYEE OF THE COMPANY OR ANY OF ITS SUBSIDIARIES.

Yuma Energy, Inc.

2014 LONG-TERM INCENTIVE PLAN

EXERCISE NOTICE

Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, Texas 77027

Attention: Corporate Secretary

1. Exercise of SARs. Effective as of today, _____________, 20___, the undersigned (the “Participant”) hereby notifies the Company of his or her election to exercise the Participant’s stock appreciation rights (“SARs”) with respect to __________ SARs of Yuma Energy, Inc., a Delaware corporation (the “Company”), under and pursuant to the Yuma Energy, Inc. 2014 Long-Term Incentive Plan, as amended (the “Plan”), and the Stock Appreciation Rights Agreement dated ___________ (the “Agreement”). Unless otherwise provided herein, capitalized terms herein will have the same meanings as in the Plan or the Agreement.

2. Representations of the Participant. The Participant acknowledges that the Participant has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

3. Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences as a result of the Participant’s receipt of cash. The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the receipt of cash and that the Participant is not relying on the Company for any tax advice.

4. Entire Agreement; Governing Law. The Plan and Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. This Exercise Notice will be governed by, and construed in accordance with, the laws of the State of Texas, without regard to its conflict of law provisions.

Submitted By:		Accepted By:
PARTICIPANT		YUMA ENERGY, INC.

By:
Name:	Name:
Title:

Date Received: